Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-269680) of Blackboxstocks Inc. of our report dated April 14, 2023, relating to the financial statements, which appears in this Form 10-K.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

April 14, 2023

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com